EXHIBIT 23.2

NOTICE REGARDING LACK OF CONSENT OF SERBEST MUHASEBECILIK MALI MUSAVIRLIK ANONIM SIRKETI,
Member of Andersen Worldwide

During 2002, FNSS Savunma Sistemleri Anonim Sirketi (a Turkish corporation — the Company) dismissed SERBEST MUHASEBECILIK MALI MUSAVIRLIK ANONIM SIRKETI, Member of Andersen Worldwide, (Andersen) as its independent auditors and retained Ernst & Young as its new auditors. After reasonable efforts, the Company has been unable to obtain from Andersen a reissued audit report with respect to the financial statements of the Company as of and for the years ended December 31, 2000 and 2001 (the 2000 and 2001 financial statements). In accordance with regulations of the Securities and Exchange Commission, the Company has filed with this Annual Report on Form 10-K a copy of the previously-issued audit report dated January 24, 2001 of Andersen with respect to the 2000 and 2001 financial statements. Because this Annual Report on Form 10-K is incorporated by reference into the Company’s previously filed registration statements (Form S-8 No. 333-60207 and 333-101673 and Form S-3 No. 333-105550 and 333-110966), it is deemed to be a new registration statement relating to the securities offered therein. After reasonable efforts, the Company has been unable to obtain Andersen’s written consent to the incorporation by reference of its January 24, 2001 audit report into those registration statements. As a result, Andersen may not have any liability under Section 11(a) of the Securities Act1 for any untrue statements of a material fact contained in the 2000 and 2001 financial statements or any omissions of a material fact required to be stated therein. Accordingly, persons acquiring securities under those registration statements may be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.

1	Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.